FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 11, 2001

Commission file number 1-12579

OGE ENERGY CORP.
(Exact name of registrant as specified in its charter)

                                          Oklahoma                                                                                                                        73-1481638
                          (State or other jurisdiction of                                                                                                       (I.R.S. Employer
                          incorporation or organization)                                                                                                    Identification No.)

321 North Harvey
P. O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant's telephone number, including area code)

Item 5. Other Events

          OGE Energy Corp. (the “Company”), announced today, that the director of the Oklahoma Corporation Commission’s (OCC) public utility division has filed an application with the Commission to review the rates of the Company’s subsidiary Oklahoma Gas and Electric Company (“OG&E”), see Exhibit Number 99.01.

          Some of the matters discussed in this Form 8-K may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate”, “estimate”, “objective”, “possible”, “potential” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; state and federal legislative and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the Company’s markets; and other risk factors listed in the Company’s Form 10-K for the year ended December 31, 2000, and other factors described from time to time in the Company’s reports to the Securities and Exchange Commission.

Item 7. (c) Exhibits

        Exhibit Number                   Description

             99.01          Press release dated September 11, 2001, announcing
                            Oklahoma Corporation Commission to Review OG&E
                            Rates

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

           By    /s/ Donald R. Rowlett
              Donald R. Rowlett
  Vice President and Controller

(On behalf of the registrant and in
his capacity as Chief Accounting Officer)

September 11, 2001

Exhibit 99.01

Oklahoma Corporation Commission to Review OG&E Rates

OKLAHOMA CITY – The director of the Oklahoma Corporation Commission’s (OCC) public utility division has filed an application with the Commission to review the rates of OG&E Electric Services.

          OG&E, a subsidiary of OGE Energy Corp. (NYSE: OGE), is an electric utility regulated by the OCC.

          According to the filing, made Sept. 7 by the OCC’s Ernest Johnson, public utility division director, “staff brings this application to initiate a proceeding to review the rates, charges, services and service terms of OG&E.”

          OGE Energy Chairman, President and CEO Steven E. Moore expressed surprise at the filing.

          “The Commission has an established procedure for bringing rate reviews,” he said. “It appears as though the public utility division has skipped the important step of conducting a limited financial review and moved ahead with this filing.”

          In the filing, the Commission staff requests that OG&E submit information in accordance with OCC standard filing requirements by Jan. 4, 2002, for a test year ending Sept. 30, 2001.

          “We’ve been working to get our company ready for market-based competition for several years now and look forward to demonstrating how OG&E has lowered costs and expenses while improving efficiency and reducing base electric rates by $88 million since 1993,” Moore said. “We believe that our rates are appropriate and may very well need to be increased given the added generation capacity, distribution system reliability expenditures and increased operating expenses since our last rate case.”

          OG&E is Oklahoma’s largest electric utility, serving 700,000 customers in Oklahoma and western Arkansas in a service territory spanning 30,000 square miles. Enogex is a natural gas pipeline and energy marketing company with principal operations in Oklahoma, Arkansas and Texas.